UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2012

ALPHA PRO TECH, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	01-15725	63-1009183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Centurian Drive, Suite 112 Markham, Ontario	L3R 9R2
(Address of Principal Executive Offices)	(Zip Code)

(905) 479-0654
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Summarized below are descriptions of the matters voted on at the Annual Meeting of Shareholders of Alpha Pro Tech, Ltd. (the “Company”) held on June 5, 2012 (the “Annual Meeting”) and the final results of such voting:

Proposal 1 – Election of Directors.  The shareholders elected each of the director nominees to serve as directors until the 2013 Annual Meeting of Shareholders or until their successors are duly elected and qualified.  The result of the vote taken at the Annual Meeting was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Sheldon Hoffman	5,339,026	2,801,432	8,556,538
Alexander W. Millar	5,430,072	2,710,386	8,556,538
Danny Montgomery	5,895,311	2,245,147	8,556,538
John Ritota	6,546,575	1,593,883	8,556,538
Russell Manock	6,606,875	1,533,583	8,556,538
David B. Anderson	5,407,352	2,733,106	8,556,538
David R. Garcia	6,605,655	1,534,803	8,556,538

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm.  The shareholders ratified the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2012.  The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain
14,969,052	1,302,097	425,847

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA PRO TECH, LTD.

Date: June 6, 2012	By:	/s/ Lloyd Hoffman
Lloyd Hoffman
Chief Financial Officer